UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts		02155
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2016, The First Marblehead Corporation (the “Corporation”) and Seth Gelber, a member of the Board of Directors of the Corporation and the Corporation’s President, Chief Operating Officer and a Managing Director (“Mr. Gelber”), entered into an Indemnification Agreement (the “Indemnification Agreement”) as more fully described under Item 5.02 below. The provisions of Item 5.02 that relate to the Indemnification Agreement are incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Letter Agreement

On April 28, 2016, the Corporation and Mr. Gelber entered into a letter agreement (the “Letter Agreement”). The Letter Agreement provides that, in the event Mr. Gelber is involuntarily terminated by the Corporation without Cause, as defined in the Letter Agreement, or if Mr. Gelber terminates his employment for Good Reason, as defined in the Letter Agreement, subject to Mr. Gelber signing a general release of claims, the Corporation will provide Mr. Gelber with (i) a lump sum payment equal to his then-current annual base salary and (ii) continuation of medical and dental benefits for a period of 18 months immediately following Mr. Gelber’s termination date.

The foregoing summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Indemnification Agreement

On April 28, 2016, the Corporation and Mr. Gelber entered into an Indemnification Agreement, which provides, among other things, that subject to the conditions and procedures set forth in the Indemnification Agreement, the Corporation will fully indemnify Mr. Gelber against all expenses and liabilities incurred in connection with proceedings to which Mr. Gelber is a party by reason of his service as a director, officer, agent or fiduciary of the Corporation. The Indemnification Agreement also provides for the Corporation to advance to Mr. Gelber expenses actually and reasonably incurred in defending any such proceeding, subject to certain conditions set forth in the Indemnification Agreement, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us. The Indemnification Agreement will continue until and terminate upon the later of (i) six years after the date that Mr. Gelber ceases to serve as a director or officer of the Corporation or (ii) the final termination of all pending proceedings in respect of which Mr. Gelber is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The foregoing summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter Agreement, dated April 28, 2016, between the Corporation and Seth Gelber

99.2	Indemnification Agreement, dated April 28, 2016, between the Corporation and Seth Gelber

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: April 29, 2016	By:	/s/ Alan Breitman
Alan Breitman Managing Director, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Letter Agreement, dated April 28, 2016, between the Corporation and Seth Gelber

99.2	Indemnification Agreement, dated April 28, 2016, between the Corporation and Seth Gelber